Exhibit 32.2

WRITTEN STATEMENT OF JEFFERY M. JACKSON

On this day, Sabre Holdings Corporation (the “Company”) filed with the Securities and Exchange Commission a Quarterly Report on Form 10-Q for the period ending September 30, 2004 (the “Report”).

This written statement accompanied the Report.

I, Jeffery M. Jackson, the Chief Financial Officer of the Company, hereby certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JEFFERY M. JACKSON
Jeffery M. Jackson
Executive Vice President and Chief Financial Officer
November 5, 2004